EXHIBIT 99.1

Berry Global Announces Appointment of Three New Directors and Forms Capital Allocation Committee

Enters Into Cooperation Agreement with Shareholders Ancora and Eminence Capital

EVANSVILLE, Ind. – November 23, 2022 – Berry Global Group, Inc. (NYSE: BERY) (“Berry” or the “Company”), a leading supplier of packaging solutions for consumer goods and industrial products, today announced the appointments of three new independent members of the Company’s Board of Directors (the “Board”) and the formation of a Capital Allocation Committee. In connection with these enhancements, which align with Berry’s ongoing focus on Board refreshment and maintaining strong governance, the Company also entered into a mutual cooperation agreement (the “Agreement”) with shareholders Ancora Holdings Group, LLC (“Ancora”) and Eminence Capital, L.P. (“Eminence”).

As a result of Berry’s existing focus on Board refreshment efforts, the Company will appoint Meredith Harper as an independent director following the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). Ms. Harper is currently Senior Vice President and Chief Information Security Officer of Synchrony Financial. She will succeed Paula Sneed, who has reached Berry’s director retirement age and chosen to retire from the Board. As a result of collaboration with Ancora and Eminence, Berry has agreed to also appoint Chaney Sheffield and Peter Thomas as independent directors. Mr. Sheffield is a Partner at Canyon Partners, LLC and Mr. Thomas is the former Chairman, Chief Executive Officer and President of Ferro Corporation. Mr. Sheffield will join the Board immediately and Mr. Thomas will act as a non-voting observer until officially joining the Board following the 2023 Annual Meeting.

Following the 2023 Annual Meeting, Berry will expand its Board to 12 members, 11 of whom are independent.

Berry Chairman and CEO Tom Salmon said:

“We are pleased to strengthen our Board by adding Chaney, Peter and Meredith, who collectively possess a wealth of additive expertise in areas such as capital allocation, corporate governance, cybersecurity and strategic planning. On behalf of the Board, we thank Paula for her distinguished service and many contributions to the Company since joining as an independent director in March 2018. Throughout her tenure on the Board, Paula has served as a trusted leader, advisor and partner. We congratulate her on a well-deserved retirement.”

Berry Lead Independent Director Stephen E. Sterrett added:

“We appreciate the opportunity we have had to engage with a cross-section of shareholders and gather valuable input on Board composition in recent months. We are committed to appropriately refreshing our Board to complement our existing skillset in support of the Company’s flexible and disciplined capital allocation strategy, which balances growth investments, strategic portfolio management, operational discipline and return of capital to shareholders. These new independent directors will bring unique perspectives to the Berry Board as we continue to have constructive dialogue with all of our shareholders and drive value creation.”

Fredrick DiSanto, Chairman and Chief Executive Officer of Ancora, added:

“We appreciate the productive private engagement we have had with the Board and management regarding the Board’s refreshment efforts. We believe Berry is positioned for a strong future and can drive enhanced value for all stakeholders.”

Ricky Sandler, Founder, Chief Executive Officer and Chief Investment Officer at Eminence, concluded:

“We have appreciated our constructive dialogue with Berry, which has built an impressive leadership position in the packaging industry as well as an attractive and durable financial profile. We look forward to continuing to engage and support the Company’s leadership team as it executes its strategy and pursues new paths to value creation over time.”

Berry also announced the formation of a Capital Allocation Committee, which will make recommendations to the Board and support management’s review of the Company’s capital allocation strategy. The Committee will be chaired by Mr. Sheffield and will initially also include three current Board members. Mr. Thomas will be an observer of the Committee and then will assume full membership upon joining the Board.

Citi is serving as financial advisor and Latham & Watkins LLP is serving as legal counsel to Berry. Olshan Frome Wolosky LLP is serving as legal counsel to Ancora and Eminence.

About Meredith Harper

Meredith Harper has been Senior Vice President and Chief Information Security Officer of Synchrony Financial since June 2022. She leads a multi-national team responsible for Security Operations, Incident Response, Identity & Access Management, Application Security, IS Risk Management, and IS Tools & Technology. Prior to joining Synchrony Financial, Ms. Harper served as the Vice President, Chief Information Security Officer for Eli Lilly & Company from August 2018 to June 2022. Prior to joining Eli Lilly & Company, Ms. Harper served as Vice President, Chief Information Privacy & Security Officer at Henry Ford Health System from 2002 to August 2018. Ms. Harper has a B.S. in Computer Information Systems and a Masters in Health Service Administration from the University of Detroit Mercy, and a Masters of Jurisprudence in Health Law from the Loyola Chicago School of Law.

About Chaney Sheffield

Chaney Sheffield has been a Partner at Canyon Partners, LLC since 2008, overseeing billions of dollars of investment across the capital structures, public and private, of the packaging, paper, leisure, lodging and gaming sectors. He is a member of Canyon’s ESG Committee and is responsible for evaluating ESG qualifications on Canyon investments. Canyon owns approximately 2.2% of the outstanding shares of Berry. Prior to Canyon, Mr. Sheffield worked at Morgan Stanley, first in investment banking and later investing in distressed and special situation securities across the capital structure. Mr. Sheffield has a B.A. in Economics from Harvard University.

About Peter Thomas

Peter Thomas served as Chairman, Chief Executive Officer and President of Ferro Corporation until its sale to Prince International Corporation in 2022. Prior to that appointment, he served as the Operating Vice President of Ferro's Polymer and Ceramic Engineered Materials Group. Prior to Ferro, Mr. Thomas served in a variety of leadership roles at Witco Corporation, including Vice President of the Oleochemical-Derivatives business, Vice President of Sales and Global Market Director. He served as a director of Innophos Holdings, Inc., a leading international producer of specialty ingredient solutions for the food, health, nutrition, and industrial markets, until its acquisition by One Rock Capital Partners in 2020. Mr. Thomas has a B.S. in Chemistry and BioChemistry from Duquesne University and an M.B.A. in Finance and Marketing from Loyola University.

About Berry

At Berry Global Group, Inc. (NYSE:BERY), we create innovative packaging and engineered products that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry leading talent of 46,000 global employees across more than 265 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. For more information, visit our website, or connect with us on LinkedIn or Twitter.

Forward-Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to our strategy, plans, intentions, or expectations.  All statements we make relating to our projected results of operation, margins, costs, expenditures, cash flows, growth rates, future share repurchases, future strategic transactions or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.

Our actual results and strategic actions may differ materially from those that we expected due to a variety of factors, including without limitation: (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis; (3) risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies; (4) risks related to international business, including foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations; (5) increases in the cost of compliance with laws and regulations, including environmental, safety, and climate change laws and regulations; (6) labor issues, including the potential labor shortages, shutdowns or strikes, or the failure to renew effective bargaining agreements; (7) risks related to disruptions in the overall economy, persistent inflation, supply chain disruptions, and the financial markets that may adversely impact our business, including as a result of the COVID-19 pandemic; (8) risk of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks related to the failure of, inadequacy of, or attacks on our information technology systems and infrastructure; (10) risks that our restructuring programs may entail greater implementation costs or result in lower cost savings than anticipated; (11) risks related to future write-offs of substantial goodwill; (12) risks of competition, including foreign competition, in our existing and future markets; (13) risks related to market conditions associated with our share repurchase program; (14) risks related to market disruptions and increased market volatility as a result of Russia’s invasion of Ukraine; and (15) the other factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 1, 2022 and subsequent filings with the Securities and Exchange Commission.  We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  Accordingly, readers should not place undue reliance on those statements.  All forward-looking statements are based upon information available to us on the date hereof.  All forward-looking statements are made only as of the date hereof and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

FOR BERRY

Investor Contact:
Dustin Stilwell
1+812.306.2964
ir@berryglobal.com

Media Contact:
Eva Schmitz
1+812.306.2424
evaschmitz@berryglobal.com

Michael Freitag / Joseph Sala / Melissa Johnson
Joele Frank, Wilkinson Brimmer Katcher
1+212.355.4449

FOR ANCORA AND EMINENCE

Longacre Square Partners
Greg Marose
1+646.386.0091
gmarose@longacresquare.com